Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL REPORTS PRELIMINARY RESULTS FOR FIRST QUARTER FISCAL 2012

Improving Sequential Trends Support First Quarter Results and Higher Full-Year Guidance

Earnings Release and Investor Conference Call Set for November 22

LEBANON, Tenn, — November 7, 2011 Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) announced today that it expects to report net earnings for its first quarter of fiscal 2012 ended October 28, 2011 of between $0.99 and $1.04 per diluted share. This compares with the First Call consensus estimate of $.90 per share. The Company’s expected results for the quarter include charges of $0.06 per diluted share for expenses relating to the proxy contest with Biglari Holdings Inc.

The Company expects to report sales of $598.4 million for the first quarter of fiscal 2012, compared to sales of $598.7 million for the same period a year ago. Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of August, September and October 2011 compared to the same months in the prior year were as follows:

	August	September	October	First Quarter
Comparable restaurant traffic	-5.2%	-4.2%	-2.3%	-3.8%
Average check	2.7%	1.8%	2.1%	2.2%
Comparable restaurant sales	-2.5%	-2.4%	-0.2%	-1.6%
Comparable retail sales	-3.1%	-1.7%	-0.2%	-1.3%

“We believe that the sequential improvement in traffic and sales during the quarter, and the improvement in earnings per share compared to our previous expectations, demonstrate the early success of the six strategic priorities that we discussed in September,” said Sandra B. Cochran, President and Chief Executive Officer of Cracker Barrel. “We continue to be concerned about consumer spending, but are pleased that our new initiatives appear to be delivering improved results. In September, we offered full year earnings guidance of between $4.05 and $4.20 per diluted share, and noted that our guidance did not reflect any proxy contest expenses. Given our performance in the first quarter, we are increasing our full-year earnings guidance to between $4.10 and $4.25 per diluted share, excluding proxy expenses which we now estimate at between $0.11 and $0.14 per diluted share.”

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Cracker Barrel Reports Preliminary First Quarter FY12 Results

November 7, 2011

Fiscal 2012 First-Quarter Conference Call

Cracker Barrel will issue its complete first quarter fiscal 2012 earnings release prior to market opening on Tuesday, November 22, 2011. Management will discuss financial and operating results and its outlook for fiscal 2012 in a conference call beginning at 11:00 a.m. Eastern Time on November 22.

The live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online in the News and Events section on the Company’s website at investor.crackerbarrel.com on November 22, 2011, beginning at 11:00 a.m. (Eastern Time). An online replay will be released on the Company’s website at 2:00 p.m. (Eastern Time) and will be available through December 7, 2011.

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 608 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6:00 a.m. – 10:00 p.m., and Friday and Saturday, 6:00 a.m. – 11:00 p.m. For more information, visit: crackerbarrel.com.

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY12 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees

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Cracker Barrel Reports Preliminary First Quarter FY12 Results

November 7, 2011

in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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